EXHIBIT 99.1

PRESS RELEASE DATED AUGUST 23, 2011

Spicy Pickle Sandwich Company Opens to Record Sales in North Dakota
Restaurant specializes in fresh-ingredient sandwiches, soups, salads and flatbread pizzas

Denver, Colorado – August 23, 2011 – Spicy Pickle Franchising, Inc. (OTCQB: SPKL) (OTC: SPKL.PK), the Denver-based sandwich company, announced the opening of a new Spicy Pickle Sandwich Company located in Minot, North Dakota.  The location, operated as an independent, family-owned and franchised restaurant by the Wheeler family, opened to record numbers for the company.

Mark Laramie, CEO of Spicy Pickle Franchising, said today, “The store is really doing great. It was built using our new store layout and design that we have perfected over the past year, and it is really paying off. In addition to the new layout, Minot kicked off its opening with our newly designed menu which includes many new items, a catering menu and breakfast. The store set an all-time record high in sales for the opening of a Spicy Pickle by smashing the previous record, nearly doubling it, and our new layout has handled the high volumes admirably.

“In addition to this new Minot store and the new Spicy Pickle locations opened in Houston and Las Vegas, the company is on track to open at least two more restaurant locations this year under the new model, including one here in Denver; we expect that they will outperform the older layout and design as well.”  Mr. Laramie concluded by saying, “the Restaurant industry is still as competitive as ever, but we now have a very competitive model that is well positioned to deliver delicious, quality food to our guests.  We are looking forward to the months ahead.”

Spicy Pickle’s Minot location is located at 1720 South Broadway (701-858-1771) and is open from 7am - 9pm Monday through Saturday; and 7am - 7pm on Sundays.  For additional information, visit www.spicypickle.com or call (303) 297-1902.

ABOUT SPICY PICKLE® & BG URBANSM BRANDS:
Founded in 1999, Spicy Pickle Franchising, Inc. (OTCQB: SPKL) (OTC: SPKL.PK) franchises and operates both the Spicy Pickle® Sandwich Company and BG UrbanSM brands.  Spicy Pickle Sandwich Company restaurants serve high quality meats and fine artisan breads baked fresh daily, along with a wide choice of eight cheeses, 22 toppings, and 14 proprietary spreads to create healthy, delicious panini and sub sandwiches with flavors from around the world. As a leading "fast-casual" concept, Spicy Pickle restaurants offer menu items that are far beyond traditional fast food without the price points of casual dining. The hallmark of a Spicy Pickle restaurant is great food and quality service in an enjoyable atmosphere. The company is headquartered in Denver, Colorado, with restaurants in 10 states. A Spicy Pickle Franchising subsidiary owns and operates, as franchisor, the BG Urban brand in British Columbia, Canada. BG Urban locations serve coffee, pastries, breakfast items, lunch, dinner and a wide variety of desserts. For more information visit: http://www.spicypickle.com.

FORWARD-LOOKING STATEMENTS:
Certain statements in this press release, including statements regarding the number of restaurants we intend to open, are forward-looking statements. We use words such as “anticipate,” “believe,” “could,” “should,” “estimate,” “expect,” “intend,” “may,” “predict,” “project,” “target,” and similar terms and phrases, including references to assumptions, to identify forward-looking statements. The forward-looking statements in this press release are based on information available to us as of the date any such statements are made and we assume no obligation to update these forward-looking statements. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to, the following: factors that could affect our ability to achieve and manage our planned expansion, such as the availability of a sufficient number of suitable new restaurant sites and the availability of qualified franchisees and employees; risks relating to our expansion into new markets; the risk of food-borne illnesses and other health concerns about our food products; changes in the availability and costs of food; changes in consumer preferences, general economic conditions or consumer discretionary spending; the impact of federal, state or local government regulations relating to our franchisees and employees, and the sale of food or alcoholic beverages; the impact of litigation; our ability to protect our name and logo and other proprietary information; the potential effects of inclement weather; the effect of competition in the restaurant industry; and other risk factors described from time to time in our SEC reports.

Company Contact:
Clint Woodruff
Spicy Pickle Franchising, Inc.
clint.woodruff@spicypickle.com
(303) 297-1902